EXHIBIT 99.1

FOR IMMEDIATE RELEASE: March 9, 2023

Orion Engineered Carbons Announces its 2023 Annual General Meeting Date and Record Date

The Company Also Sets its Extraordinary General Meeting Date and Record Date

HOUSTON - Orion Engineered Carbons (NYSE:OEC), a leading global supplier of specialty and high-performance carbon black, today announced that it will hold its 2023 annual general meeting of shareholders on Wednesday, June 7, 2023, at 2:00 pm Central European Time at the company’s office, located at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg. The company also set its record date for the admission of the company’s shareholders to its annual general meeting to April 6, 2023, at 11:59 pm Central European Time.

In addition, the company announced that it will hold an extraordinary general meeting of shareholders on Wednesday, June 7, 2023, at 4:00 pm Central European Time at the company’s office, located at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg. The company also set its record date for the admission of the company’s shareholders to its extraordinary general meeting to April 6, 2023, at 11:59 pm Central European Time.

This extraordinary general meeting will be held in accordance with Luxembourg legal requirements, in particular to refresh the Board’s five-year authorization received from its shareholders to issue up to five million new shares from authorized share capital and other corporate housekeeping involving changes to the company’s articles of incorporation.

The company will also make it possible to attend its annual general meeting and the extraordinary general meeting virtually and to exercise shareholder rights in advance of the meeting by means of remote communication.

About Orion Engineered Carbons

Orion Engineered Carbons (NYSE:OEC) is a leading global supplier of carbon black, a solid form of carbon produced as powder or pellets. The material is made to customers’ exacting specifications for tires, coatings, ink, batteries, plastics and numerous other specialty, high-performance applications. Carbon black is used to tint, colorize, provide reinforcement, conduct electricity, increase durability, and add UV protection. Orion has innovation centers on three continents and 14 plants worldwide, offering the most diverse variety of production processes in the industry. The company’s corporate lineage goes back more than 160 years to Germany, where it operates the world’s longest-running carbon black plant. Orion is a leading innovator, applying a deep understanding of customers’ needs to deliver sustainable solutions. For more information, please visit orioncarbons.com.

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements of future expectations that are based on current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance, or events to differ materially from those expressed or implied in these statements. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. New risk factors and uncertainties emerge from time to time, and it is not possible to predict all risk factors and uncertainties, nor can we assess the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or other information, other than as required by applicable law.

Contacts:

Wendy Wilson

Orion Engineered Carbons

Head of Investor Relations

wendy.wilson@orioncarbons.com

+1 281-974-0155

William Foreman

Orion Engineered Carbons

Director of Corporate Communications and Government Affairs

william.foreman@orioncarbons.com

Direct: +1 832-445-3305

Mobile: +1 281-889-7833

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